Exhibit 99.1

CANYON GOLD CORP. ♦	CANYONGOLD announces the appointment of Frank Thorwald to its Board of Directors.

Released November 23, 2015

Las Vegas NV - Canyon Gold Corp. (OTC-QB 'CGCC') (The Company), is pleased to announce the appointment of Mr. Frank Thorwald as Director to the Board of Directors of the Company. Mr. Thorwald will also serve on the Advisory Board of the Company's subsidiaries.

Mr. Frank Thorwald has extensive professional experience in the minerals and the protection technology sectors and in government.  He has served as Special Assistant and Acting National Security Advisor to U.S. Attorney Generals, as senior advisor to the Attorney General's Task Force on Family Violence and Protecting Our Children, and as Director of Public Affairs for the President's Task Force on Victims of Crime.  He has also served as an advisor to the U.S. Deputy Secretary of Defense and as Acting Deputy Assistant Secretary and Executive Assistant Secretary for Civil Rights of the U.S. Department of Education.
He is Managing Director of the Thorwald Group, a firm specializing in government relations, investment, and trade development advisory services. He serves on several corporate boards of directors.

Active in public service, Mr. Thorwald serves as Commissioner of the Arizona Oil and Gas Conservation Commission, is a former commissioner of the Arizona Commerce and Economic Development Commission and former Chairman of the Arizona Employers Advisory Council state board.  He was also a part member of the Arizona Governor's Council on Workforce Policy.

"I am delighted to welcome Frank to our board of directors" said Stephen M. Studdert, Canyon Gold's President and CEO. "Mr. Thorwald brings strong experience and expertise, especially valuable to our market sectors focus and will be of great value to the Company as it stands on the threshold to implement its long and thoroughly planned diversification and development of both its subsidiaries".

THE COMPANY'S SUBSIDIARIES:

DEFENSE TECHNOLOGY CORPORATION, LLC:
http://www.defensetechnologycorporation.com/

DTC was formed in 2007 to bring products to market in the areas of personal and collateral protection. DTC will succeed in the markets of personal and collateral protection by creating technology that is unique in design and operation. The company currently has two products in development that will have the potential to change the face of their respective industries.

DTC's business model is based on the hub and spoke system operating in an identified market with a direct connection to decision makers. The markets for the lead product are the 105,000 U.S. public & private schools, colleges and universities. The core customer base is government, specifically federal, state, and regional, together with international replication and future commercial applications.
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LONG CANYON GOLD RESOURCES CORP. 'LCGRC' owns 30 mineral lease claims and has the opportunity to acquire additional claims in the mineral-rich Spruce Ridge area as well as in the similarly mineralized Pequop Mountains of the Long Canyon Trend Area of Nevada. These sections are adjacent to the original discovery acquire by Newmont Mining for 2.3 Billion Dollars and also the site of the planned first open pit mine in the area.

LCGRC continues to seek funding for its phase two development programs on its substantial gold claims in Elko County Nevada. As gold market valuations improve in the future the Company will proceed with its planned deposit exploration.
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On behalf of the Board of Directors, Stephen M. Studdert, President
Company Contact:
1 800 520-9485 Stephen Studdert, President
Email: cgcc@canyongoldexploration.com

The Company trades on the OTCQB tier of the  OTC  market.  Investors  can  find  Real-time  quotes  and   market Information for the Company on http://www.otcmarkets.com/stock/CGCC/quote

Forward-Looking Statements
This news release contains certain statements that may be deemed "forward-looking" statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects", "plans", "anticipates", "believes", "intends", "estimates", "projects", "potential" and similar expressions, or that events or conditions "will", "would", "may", "could" or "should" occur. Although Canyon Gold Corp. believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results may differ materially from those in forward looking statements. Forward looking statements are based on the beliefs, estimates and opinions of Canyon Gold Corp's management on the date the statements are made. Except as required by law, Canyon Gold Corp. undertakes no obligation to update these forward-looking statements in the event that management's beliefs, estimates or opinions, or other factors, should change.